Pomeroy Computer Resources, Inc.
             Exhibit 11 - Computation of Earnings Per Share
                (in thousands, except per share data)

                                       Quarter ended July 5,
                           ______________________________________
                                  1997                1998
                           __________________  __________________
                                    Per Share           Per Share
                             Shares  Amount      Shares  Amount
                           ________ _________  ________ _________
       Basic EPS             11,231   $  0.35    11,450   $  0.44

       Effect of dilutive
        stock options           290     (0.01)      354     (0.02)
                           ________ _________  ________ _________
       Diluted EPS           11,521  $   0.34    11,804  $   0.42
                           ======== =========  ======== =========



                                    Six Months ended July 5,
                           ______________________________________
                                  1997                1998
                           __________________  __________________
                                    Per Share           Per Share
                             Shares  Amount      Shares  Amount
                           ________ _________  ________ _________
       Basic EPS             10,783   $  0.64    11,421   $  0.81

       Effect of dilutive
        stock options           302     (0.02)      337     (0.02)
                           ________ _________  ________ _________
       Diluted EPS           11,085  $   0.62    11,758  $   0.79
                           ======== =========  ======== =========
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